Exhibit 99.2

Corporate Presentation October 2025

2 Forward - Looking Statements This presentation and any accompanying oral presentation have been prepared by ADC Therapeutics SA ("ADC Therapeutics“, “we” or “us”) for informational purposes only and not for any other purpose. Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or ADC Therapeutics or any officer, director, employee, agent or advisor of ADC Therapeutics. This presentation does not purport to be all - inclusive or to contain all of the information you may desire. Information provided in this presentation and any accompanying oral presentation speak only as of the date hereof. This presentation contains forward - looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward - looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear” or the negative of these terms or similar expressions, although not all forward - looking statements contain these identifying words. Forward - looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the success of the Company’s strategic restructuring plan; changes in estimated costs associated with the restructuring plan including the workforce reduction and planned closure of the UK facility; the expected cash runway into 2028 which assumes use of minimum liquidity amount required to be maintained under its loan agreement covenants; whether future LOTIS - 7 clinical trial results will be consistent with or different from the LOTIS - 7 data presented at EHA and ICML and future compendia and regulatory strategy and opportunity; the timing of the PFS events for LOTIS - 5 and topline publication and the results of the trial and full FDA approval; the Company’s ability to grow ZYNLONTA® revenue in the United States; the ability of our partners to commercialize ZYNLONTA® in foreign markets, the timing and amount of future revenue and payments to us from such partnerships and their ability to obtain regulatory approval for ZYNLONTA® in foreign jurisdictions; the timing and results of the Company’s or its partners’ research and development projects or clinical trials including LOTIS 5 and 7, as well as early pre - clinical research for our exatecan - based ADC targeting PSMA; the timing and results of investigator - initiated trials including those studying FL and MZL and the potential regulatory and/or compendia strategy and the future opportunity; the timing and outcome of regulatory submissions for the Company’s products or product candidates; actions by the FDA or foreign regulatory authorities; projected peak revenue and expenses; the Company’s indebtedness, including Healthcare Royalty Management and Blue Owl and Oaktree facilities, and the restrictions imposed on the Company’s activities by such indebtedness, the ability to comply with the terms of the various agreements and repay such indebtedness and the significant cash required to service such indebtedness; and the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities; and the uncertainties of international trade policies, including tariffs, sanctions and trade barriers and potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward - looking statements is contained in the “Risk Factors” section of the Company's Annual Report on Form 10 - K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward - looking statements. The Company cautions investors not to place undue reliance on the forward - looking statements contained in this document. Forward - looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. No assurance can be given that such future results will be achieved. Such forward - looking statements contained in this presentation speak only as of the date of this presentation. The Company expressly disclaim any obligation or undertaking to update these forward - looking statements contained in this presentation to reflect any change in our expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward - looking statements. Certain information contained in this presentation relates to or is based on studies, publications, surveys, and other data derived from third - party sources and our own internal estimates and research. While we believe these third - party sources to be reliable as of the date of this presentation, we have not independently verified, and we make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third - party sources. In addition, all of the market data included in this presentation involve a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, although we believe our own internal research is reliable, such research has not been verified by any independent source. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sales of securities in any state jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The ZYNLONTA net sales and cash and cash equivalents figures included in this presentation are preliminary and unaudited and reflect the Company’s estimated financial results. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. The Company’s actual financial results for the quarter ended September 30, 2025 have not yet been finalized by management or audited or reviewed by the Company’s independent auditors. The preliminary financial information is not a comprehensive statement of all financial results for the quarter ended September 30, 2025. Subsequent information or events may lead to material differences between the foregoing preliminary financial results and those reported in the Company’s subsequent SEC filings. Accordingly, investors should not place undue reliance on these preliminary financial results.

3 A Pioneer and Leader in ADCs Corporate Ca p abil i ty Pipeline Commercial - stage pioneer in the field of ADCs, with specialized capabilities from clinical through commercialization Seeking expansion of FDA - approved ZYNLONTA® while pursuing early - stage PSMA - targeting ADC towards IND Delivering on our strategy supported by an accomplished and multidisciplinary team and a strong balance sheet

4 DLBCL: Diffuse Large B - Cell Lymphoma; FL: Follicular Lymphoma; MZL: Marginal Zone Lymphoma; PSMA: Prostate - Specific Membrane Antigen Focused Portfolio with ZYNLONTA and PSMA - targeting ADC ZYNLONTA → Currently commercialized program in 3L+ DLBCL is self - funded → Potential expansion into earlier lines of therapy and with new indications − LOTIS - 5: rituximab combination − LOTIS - 7: bispecific combinations − Indolent lymphomas (FL and MZL) PSMA - targeting ADC → Advancing IND - enabling activities for next - generation ADC candidate − Differentiated exatecan - based payload with novel hydrophilic linker − Seeking research collaborations

5 Please visit ZYNLONTA.com for complete prescribing information including indication, warnings and precautions. → ZYNLONTA is a CD19 - directed ADC indicated as monotherapy for the treatment of adult patients with relapsed or refractory large B - cell lymphoma after two or more lines of systemic therapy → Rapid, deep, and durable efficacy – Median time to CR 1.5 months – 48.3% ORR and 24.8% CR – Median duration of response not yet reached for patients in CR at 2 - year follow - up → Manageable safety profile – No CRS or ICANS and no cumulative irreversible toxicities → Accessibility – Simple Q3W dosing with no REMS or inpatient stay requirements ZYNLONTA is Ideally Suited Across Care Settings for Patients with r/r DLBCL

Advancing ZYNLONTA Development Into 2L+ B-Cell Lymphomas

	DLBCL	FL	MZL
1L			
2L+	LOTIS-5 ⚙ LOTIS-7 ⚙	⚙ ZYNLONTA+R	⚙ ZYNLONTA
3L+	✓ ZYNLONTA	⚙ ZYNLONTA+R	⚙ ZYNLONTA

✓ Current Approval ⚙ Current Development Areas

Potential To Move Into 2L+ DLBCL

	Overall Response Rate	Complete Response Rate
LOTIS-5 ZYNLONTA + rituximab[1] *(N=20)*	~80%	~50%
LOTIS-7 ZYNLONTA + glofitamab[2] *(N=30)*	~93%	~87%

Potential Benefit In Indolent Lymphomas

	Overall Response Rate	Complete Response Rate
High-risk r/r FL ZYNLONTA + rituximab[3] *(N=60)*	~98%	~84%
r/r MZL ZYNLONTA[4] *(N=27)*	~85%	~69%

1 Safety run-in study as detailed in SOHO 2023 poster presentation, updated data from EHA 2025 poster presentation
2 As detailed in EHA 2025 poster presentation June 14, 2025
3 Alderuccio, Updated efficacy data shared at 22nd iwNHL September 26-28 2025
4 As detailed at ICML in June 2025

6

Two Distinct Segments in r/r DLBCL Treatment Options

Current r/r DLBCL U.S. Market

	Complex therapies	Broadly accessible therapies
2L ~12k patients	***Complex therapies*** ~25% ~20% CAR T ~5% SCT	***Broadly accessible therapies*** ~75% ADCs, mAbs, Chemo / other
3L+ ~6k patients	***Complex therapies*** ~60% 35% Bispecific-mono ~20% CAR T ~5% SCT	***Broadly accessible therapies*** ~40% ADCs, mAbs, Chemo / other ~10% ZYNLONTA

Based on internal market research conducted July to August 2024 (n=160 US Hem/Oncs), and glofitamab ODAC briefing book

2L+ treatment choice based on efficacy, safety and accessibility in context of individual patient need

- **Complex** therapies with unique patient management and infrastructure requirements
- **Broadly accessible** outpatient therapies

7

ZYNLONTA Has Potential to Disrupt r/r DLBCL Market and Unlock Significant Growth Opportunity in Both Segments

Complex therapies
(CAR T-cell therapy, Bispecifics)



Complete Response Rate (%)
100
60
40
0
87%
LOTIS-7 (Lonca + Glofit)[1]
~65%
CAR T-cell therapy[2, 3]
~60%
Bispecific combinations
Glofit + GEMOX[4]
Mosun + Pola[5]
Epco + GEMOX[6]
~40%
Bispecific-mono[7, 8]

Broadly accessible therapies
(ADCs, mAbs, Chemo / other)



Complete Response Rate (%)
50
40
25
0
50%
LOTIS-5 (Lonca + R)[9]
~40%
ADCs / mAbs
Brentuximab + R2[10]
Pola + BR[11]
Tafa + Len[12]
25%
LOTIS-2 (Lonca-mono)[13]
25%
R-GEMOX (R-based Chemo)[14]

★ Emerging data - not FDA approved

ZYNLONTA combinations have the potential to unlock significant growth through:

- → Doubling the addressable patient population (2L)
- → Capturing higher market share with leading efficacy
- → Increasing average duration of therapy (3 cycles with mono to 5-6 with combo)

1. LOTIS-7 (loncastuximab + glofitamab) – EHA 2025 poster presentation - 87% CR as of data cutoff of April 14, 2025; 2. Yescarta (axi-cel) – USPI, ZUMA-7 study – 65% CR; 3. Breyanzi (liso-cel) – USPI, TRANSFORM study – 66% CR; 4. Columvi (glofitamab) + GEMOX – STARGLO study, Lancet 2024 – 59% CR; 5. Mosunetuzumab + Polatuzumab – Phase 1/2b ASH Presentation 2024 – 58% CR; 6. Epkinly (Epcoritamab) + GEMOX – EPCORE NHL-2 study ASH Poster 2024 – 61% CR; 7. Epkinly (epcoritamab) – USPI, EPCORE-NHL-1 study – 38% CR; 8. Columvi (Glofitamab) – USPI, Study NP30179 – 43% CR; 9. LOTIS-5 (loncastuximab + Rituximab) – SOHO 2023 safety run-in poster – 50% CR; 10. Adcetris (Brentuximab) + R2 – USPI, ECHELON-3 study, JCO 2025 – 45% CR; 11. Polatuzumab + BR – USPI, Study GO29365 – 40% CR; 12. Monjuvi (Tafasitamab + Lenalidomide) – USPI, L-MIND study – 37% CR; 13. LOTIS-2 (loncastuximab) – 2 year follow up, LOTIS-2 study – 25% CR; 14. R-GEMOX – control arm of STARGLO study, Lancet 2024 – 25% CR

Note: No head-to-head trials have been conducted among the results shown. Comparing the results from different trials may be unreliable due to different protocol designs, trial design, patient selection and populations, number of patients, trial endpoints, trial objectives and other parameters that may not be the same between trials.

8

ZYNLONTA Combinations Potentially Raising the Bar on Efficacy in r/r DLBCL


Complex Therapies
Broadly Accessible Therapies

87% CR

LOTIS-7 (ZYNLONTA + glofitamab) **Opportunity**

- We believe LOTIS-7 has the potential to be the leading bispecific combination regimen for patients with access to complex therapies
- Leading CR rate that rivals CAR T-cell therapy with a manageable toxicity profile and improved accessibility
- LOTIS-7 provides a unique combination for r/r DLBCL without repeat exposure to polatuzumab and chemo

50% CR

LOTIS-5 (ZYNLONTA + rituximab) **Opportunity**

- We believe LOTIS-5 has the potential to be the leading regimen for patients who will not receive complex therapies
- High CR rate among broadly accessible therapies (ADCs, mAbs, chemo/other) in r/r DLBCL
- Manageable safety with reversible toxicities

Illustrative depiction of potential market share based on internal market research Conducted July to August 2024 (n=160 US Hem/Oncs)

9

LOTIS-5: Phase 3 Confirmatory Trial of ZYNLONTA in Combination with Rituximab in 2L+ DLBCL



Treatment Period
Follow-Up Period
Nonrandomized Safety Run-in N = 20
Loncastuximab tesirine 0.15 mg/kg + rituximab 375 mg/m² Q3W for 2 cycles
Loncastuximab tesirine 0.075 mg/kg + rituximab 375 mg/m² Q3W for up to 6 additional cycles
Randomized 1:1 N = 420
Lonca (0.15 mg/kg) + rituximab (375 mg/m²) Q3W for 2 cycles Lonca (0.075 mg/kg) + rituximab (375 mg/m²) Q3W for up to 6 additional cycles
R-GemOx: rituximab 375 mg/m² + gemcitabine 1000 mg/m² + oxaliplatin 100 mg/m² Q2W for up to 8 cycles
End of Treatment
For both parts of the study, irrespective of disease status, patients will be followed for up to 4 years after EOT until withdrawal of consent, loss to follow-up, or death—whichever occurs first

LOTIS-5 Overview

- **Patient Population:** 420 randomized 1:1 2L+ DLBCL patients, ASCT ineligible
- **Primary endpoint:** PFS; **Secondary endpoints** include OS; ORR; CRR; DoR; frequency and severity of adverse events
- **Initial data:** 20 patient safety run-in, **resulting in 80% ORR and 50% CR (mDOR not reached for CR), with no new safety signals**[1]

Status and Next Steps

- Full enrollment completed in 2024
- After the prespecified number of PFS events is reached and data are available, the Company expects to provide topline data in 1H 2026
- sBLA submission and potential approval to follow

Initial data demonstrates that this combination has the potential to provide competitive 2L+ efficacy with a favorable safety profile allowing broad accessibility

1 – Initial data from SOHO 2023 poster presentation; updated data from EHA 2025 poster presentation

10

LOTIS-7 Combination Rationale and Biological Hypothesis

Potent, single agent drugs with distinct and complementary MOAs

ZYNLONTA

ANTI-CD19 ADC


protease-cleavable valine-alanine linker
PBD dimer- cytotoxic alkylating agent
CD19 directed mAb
Binding to CD19
on cell-surface
CD19 protein
DNA damage
induced apoptosis
Endocytosis
of ADC-antigen
complex
DNA
Binding of cytotoxic
PBD payload to DNA
PBD payload
Release of PBD payload
Lysosomal
degradation
Malignant B cell

GLOFITAMAB

ANTI-CD20/CD3 T-Cell engaging bispecific antibody


Cytotoxic
granules
Malignant B cell
T cell
CD20
CD3
Apoptosis
Costimulation
BsAb

EFFICACY

- Expected to have additive or synergistic efficacy

SAFETY

- No overlapping non-hematologic toxicities expected to yield manageable safety profile
- Potentially lower CRS rates/grades given ZYNLONTA use prior to glofitamab may debulk the tumors and reduce peripheral B cells

11

LOTIS-7: Phase 1b Trial of ZYNLONTA in Combination with Glofitamab

SCREENING PERIOD (≤28 DAYS)		TREATMENT PERIOD (CYCLES OF 21 DAYS)	
Part 1 3+3 Dose escalation (ZYNLONTA 90, 120, and 150 µg/kg)	r/r DLBCL, FL, MZL for both arms	**Escalating doses of ZYNLONTA IV + glofitamab IV Q3W1** *Enrollment began July 2023*	END OF TREATMENT
		Escalating doses of ZYNLONTA IV + mosun SC Q3W2 *Enrollment began July 2023*	
Part 2 Dose expansion	r/r LBCL	**ZYNLONTA IV (120 or 150 µg/kg3) + glofitamab IV Q3W** *Enrollment began Apr 2024*	

ZYNLONTA + Glofitamab Treatment Sequence

Cycle 1				Cycle 2 to Cycle 8		Cycle 9 to Cycle 12
Day 1	Day 2	Day 8	Day 15	Day 1: both agents on same day		Day 1
Gpt	Lonca	Glofit	Glofit	Lonca →	Glofit	Glofit
		Hospitalization required		1 to 1.5 hrs in-between		

Study Population

- Relapsed or Refractory B-NHL patients, ECOG PS 0 – 2, and have received:
  - Part 1: >2 systemic treatment regimens
  - Part 2: >1 systemic treatment regimens
- Prior autologous SCT or CAR-T (>100 days) is allowed
- Measurable disease per 2014 Lugano Classification
- Excludes patients with clinically significant 3rd space fluid accumulation

Endpoints

- Primary: Safety and tolerability; MTD and/or RD
- Secondary:
  - Efficacy: ORR, DOR, CRR, PFS, RFS, OS
  - Pharmacokinetics and Immunogenicity

Trial Status

- Dose escalation complete with no DLTs, no high-grade CRS or ICANS and early signs of anti-tumor activity
- Dose expansion of 40 patients completed in ZYNLONTA (120 or 150 µg/kg) + glofitamab
- 150 µg/kg dose selected; expanding to 100 patients

Obinutuzumab pretreatment 1000mg on C1D1; ZYNLONTA administered on C1D2; administration of 1st and 2nd step-up dose(s) of IV glofitamab (2.5mg on C1D8 & 10mg on C1D15); ZYNLONTA plus glofitamab 30mg on C2D1 and beyond (reduce ZYNLONTA to 75 ug/kg at C3 if starting dose is 120 ug/kg or higher)

ZYNLONTA plus subcutaneous mosunetuzumab 1st step-up dose of 5 mg on C1D1, followed by mosunetuzumab 2nd step-up & target dose of 45 mg for C1D8 & C1D15; ZYNLONTA plus 45mg of subcutaneous mosunetuzumab on C2D1 and beyond (reduce ZYNLONTA to 75 µg/kg at C3 if starting dose is 120 ug/kg or higher)

ZYNLONTA dose reduced to 75 µg/kg at C3

12

LOTIS-7 Phase 1b Trial: Baseline Patient Characteristics

r/r Large B-Cell Lymphoma Treated Population (N=41) as of data cutoff of April 14, 2025

All patients enrolled in US & Europe with majority in US

	120 µg/kg N=20	150 µg/kg N=21	N=41
Median age [years (range)]	70 (50, 82)	74 (26, 85)	71 (26, 85)
Male	11 (55%)	12 (57.1%)	23 (56.1%)
ECOG Performance Status			
0	9 (45%)	14 (66.7%)	23 (56.1%)
1	10 (50%)	7 (33.3%)	17 (41.5%)
2	1 (5%)	0	1 (2.4%)
Large B-Cell Lymphoma Histology			
de novo DLBCL	13 (65%)	17 (81%)	30 (73.2%)
trFL	2 (10%)	2 (9.5%)	4 (9.8%)
HGBCL	4 (20%)	2 (9.5%)	6 (14.6%)
FL Grade 3b	1 (5%)	0	1 (2.4%)
DLBCL Subtype			
GCB	10 (50%)	11 (52.4%)	21 (51.2%)
non-GCB	5 (25%)	8 (38.1%)	13 (31.7%)
Double/Triple hit	3 (15%)	5 (23.8%)	8 (19.5%)

	120 µg/kg N=20	150 µg/kg N=21	N=41
IPI Score			
0/1/2	9 (45%)	10 (47.6%)	19 (46.3%)
3/4/5	11 (55%)	11 (52.4%)	22 (53.7%)
LDH Level High	11 (55%)	10 (47.6%)	21 (51.2%)
Ann Arbor stage			
I/II	3 (15%)	3 (14.3%)	6 (14.6%)
III/IV	17 (85%)	18 (85.7%)	35 (85.3%)
Bulky Disease (≥10 cm)	2 (10%)	2 (9.5%)	4 (9.8%)
Median prior lines of therapy (range)	2 (1,4)	2 (1,5)	2 (1,5)
Number of prior lines of therapy			
1	10 (50%)	10 (47.6%)	20 (48.8%)
≥2	10 (50%)	11 (52.4%)	21 (51.2%)
Prior Stem Cell Transplant	3 (15%)	1 (4.8%)	4 (9.8%)
Prior CAR-T Therapy	4 (20%)	4 (19%)	8 (19.5%)
Refractory to primary therapy	8 (40%)	13 (61.9%)	21 (51.2%)
Refractory to last prior therapy	7 (35%)	13 (61.9%)	20 (48.8%)

LBCL = large B-cell lymphoma, DLBCL= diffuse large B-cell lymphoma, HGBCL= high grade B-cell lymphoma, NOS = not otherwise specified, trFL= transformed follicular lymphoma, GCB, germinal center B-cell
Data cutoff: 14Apr2025 Note: Data extracted from live clinical database. Data is subject to change.

13

14 LOTIS - 7 Phase 1b Trial: Safety Summary r/r Large B - Cell Lymphoma Treated Population (N=41) as of data cutoff of April 14, 2025 a As per Investigator reported adverse events TEAE = treatment emergent adverse event; AESI = adverse event of special interest Data cutoff: 14 Apr 2025. Data extracted from live clinical database. Data is subject to change. All n = 41 150 µg/kg n=21 120 µg/kg n=20 23 (56.1%) 12 (57.1%) 11 (55%) Grade 3/4 TEAEs (> 5% of patients) a 10 (24.4%) 6 (28.6%) 4 (20%) Neutropenia 4 (9.8%) 3 (14.3%) 1 (5%) Anemia 3 (7.3%) 1 (4.8%) 2 (10%) AST increased 3 (7.3%) 2 (9.5%) 1 (5%) GGT increase 3 (7.3%) 1 (4.8%) 2 (10%) Thrombocytopenia Grade 3/4 AESI (all patients) a 1 (2.4%) 1 (4.8%) 0 Febrile neutropenia 3 (7.3%) 1 (4.8%) 2 (10%) Thrombocytopenia 3 (7.3%) 2 (9.5%) 1 (5%) GGT increase 2 (4.9%) 1 (4.8%) 1 (5%) Generalized oedema 1 (2.4%) 0 1 (5%) Rash 1 (2.4%) 1 (4.8%) 0 Photosensitivity reaction 1 (2.4%) 0 1 (5%) Sepsis 1 (2.4%) 0 1 (5%) Upper respiratory infection 1 (2.4%) 0 1 (5%) Pneumonia 20 (48.8%) 9 (42.9%) 11 (55%) Serious TEAE

15 LOTIS - 7 Phase 1b Trial: Safety Summary r/r Large B - Cell Lymphoma Treated Population (N=41) as of data cutoff of April 14, 2025 a As per Investigator reported adverse events TEAE = treatment emergent adverse event; AESI = adverse event of special interest Data cutoff: 14 Apr 2025. Data extracted from live clinical database. Data is subject to change. All n = 41 150 µg/kg n=21 120 µg/kg n=20 Patients with TEAEs leading to study drug discontinuation a 3 (7.3%) 2 (9.5%) 1 (5%) TEAE leading to loncastuximab discontinuation only 1 (2.4%) 0 1 (5%) Pericardial effusion 1 (2.4%) 1 (4.8%) 0 Generalized oedema and GGT increased 1 (2.4%) 1 (4.8%) 0 Pleural effusion and erythema 3 (7.3%) 3 (14.3%) 0 TEAE leading to glofitamab discontinuation only 1 (2.4%) 1 (4.8%) 0 ICANS 1 (2.4%) 1 (4.8%) 0 Polyneuropathy 1 (2.4%) 1 (4.8%) 0 Febrile Neutropenia

16 LOTIS - 7 Phase 1b Trial: CRS/ICANS Profile & Management r/r Large B - Cell Lymphoma Treated Population (N=41) as of data cutoff of April 14, 2025 a Number of patients who experienced at least 1 event per ASTCT Consensus Grading for Cytokine Release Syndrome and Neurologic Toxicity Associated with Immune Effector Cells; worst grade reported if applicable Data Cutoff 14 Apr 2025. Note: Data extracted from live clinical database. Data is subject to change. All n = 41 150 µg/kg n=21 120 µg/kg n=20 Cytokine Release Syndrome a 16 (39.0%) 5 (23.8%) 11 (55%) Any grade 12 (29.3%) 5 (23.8%) 7 (35%) Grade 1 3 (7.3%) 0 3 (15%) Grade 2 1 (2.4%) 0 1 (5%) Grade 3 0 0 0 Grade 4/5 ICANS a 3 (7.3%) 1 (4.8%) 2 (10%) Any grade 1 (2.4%) 0 1 (5%) Grade 1 2 (4.9%) 1 (4.8%) 1 (5%) Grade 2 0 0 0 Grade > 3 • Grade 1 and 2 CRS cases managed with tocilizumab, corticosteroids, acetaminophen, and/or fluid bolus, without ICU admittance or pressor support • Grade 3 CRS case managed with tocilizumab, acetaminophen, dexamethasone, norepinephrine. ICU admittance • All patients with ICANS had complete resolution of symptoms • Two patients resumed treatment and ultimately achieved a CR • One patient elected to discontinue treatment • ICANS managed primarily with corticosteroids

17 Total 150 µg/kg 120 µg/kg % n=30 % n=15 % n=15 93.3% 28 93.3% 14 93.3% 14 ORR (CR + PR) 86.7% 26 86.7% 13 86.7% 13 Complete Response (CR) 6.7% 2 6.7% 1 6.7% 1 Partial Response (PR) 3.3% 1 0% 0 6.7% 1 Stable Disease 3.3% 1 6.7% 1 0% 0 Progressive Disease As of data cut off 14 Apr 2025. Note: Data extracted from live clinical database. Data is subject to change. LOTIS - 7 Phase 1b Trial: Overall Response Rate (ORR) r/r Large B - Cell Lymphoma Efficacy Evaluable Population (N=30) as of April 14, 2025

18 → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → → 0 20 40 60 80 100 120 140 160 180 200 220 240 260 280 300 320 340 360 380 400 420 440 First scheduled assessment at 6 weeks Study Duration (Days) First response of CR First response of PR First response of SD Progressive disease Conversion to CR End of treatment Treatment ongoing Response assessment ongoing First scheduled assessment at 6 weeks → → 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16* 17* 18* 19* 20* 21 22 23 24 25 26 27 28 28 30 31 32 33 34 35 36* 37* 38* 39* 40* 41* Glofit + Lonca 150 µg/kg As of data cut off 14 April 2025 Data extracted from live clinical database. Data is subject to change. LOTIS - 7 Phase 1b Trial: Efficacy Over Time r/r Large B - Cell Lymphoma Treated Population (N=41) as of April 14, 2025 Subject Number Glofit + Lonca 120 µg/kg » Most responses observed at initial assessment » 12 patients converted from SD (1) or PR (11) to CR over time » 25/26 CRs remain in CR as of the data cut - off • Median time to CR in 120 µg/kg = 80 days • Median time to CR in 150 µg/kg = 42 days *Not Yet Efficacy Evaluable Patients: 10 patients have not yet reached the 6 - week assessment; 1 patient (37) withdrew prior to any assessment

ZYNLONTA Phase 2 IIT Data Showed 69.2% CR Rate in r/r MZL

r/r MZL Patient Population

→ **Estimated 3–4k 2L+ MZL patients are drug-treated** in the US annually[5-7]; despite patients achieving durable responses, **high unmet medical need** remains with <30% CR for 2L NCCN preferred treatments[1-4]


U.S. 5-year prevalence[7]
~15 K 2L+ MZL patients
Key: 1L 2L 3L+

FDA Approved / 2L NCCN Preferred Regimens with r/r MZL Data


80
60
40
20
0
%
ORR
68% Zanubrutinib[1]
65% Len + Rituximab (R2)[3]
53% Acalabrutinib[2]
50% Pirtobrutinib[4]
80
60
40
20
0
%
CR
29% Len + Rituximab (R2)[3]
26% Zanubrutinib[1]
13% Acalabrutinib[2]
3% Pirtobrutinib[4]
FDA Approved / NCCN Preferred^
N = 63 – 68
NCCN Preferred^ Only
N = 36 – 46

University of Miami phase 2 IIT in r/r MZL*

→ Highlights of ICML 2025 abstract by Dr. Izidore Lossos on study of ZYNLONTA in patients with r/r MZL:

- **N = 27 patients enrolled** (as of Feb 10, 2025) from Univ of Miami Sylvester Comprehensive Cancer Center & City of Hope, with **26 efficacy evaluable**
- **ORR of 84.6%** (22 of 26); **CR of 69.2%** (18 of 26)
  - POD24 patients (N = 13): 61.5% CR
  - CR maintained in 17 out of 18 CR patients, with longest duration of CR of 27 months from the start of treatment
- **Safety consistent with known profile of ZYNLONTA**
  - Adverse events (AE) were most commonly grade 1 or 2. Grade 3 and 4 AEs were observed in 16 and 2 patients, respectively, including neutropenia, RSV lung infection, and hyponatremia (with 2 AEs in the same patient)
  - Three patients needed dose reduction and one patient discontinued treatment after cycle 4 due to cholestatic hepatitis that fully recovered

Next Steps

→ The study was recently expanded to Emory Winship Cancer Institute and Vanderbilt-Ingrim Cancer Center to accelerate enrollment to 50 r/r MZL patients

→ ADCT plans to assess regulatory and compendia pathways as soon as sufficient data are available

^ Data do not include all 2L MZL regimens such as B+O, R-CHOP, R-CVP, or B-R because inclusion based on either front-line data or studies in mixed histologies; 1. MAGNOLIA Trial (single arm, multicenter ph 2; n = 68) – Best Response; 2. ACE-LY-003 study (part 2 of multicenter, ph 1/2b; n = 43) – Best Response; 3. AUGMENT study (randomized ph3 of R2 vs. R; total n = 358, total MZL n = 63, R2 MZL n = 31, R mono MZL n = 32) – Best Response; 4. BRUIN study (ph 1/2 of pirtobrutinib in CLL/SLL and NHL, total estimated n = 860, total MZL n = 36) - . 5. Clarivate DRG (2022); 6. Global Data (2017); 7. Cerner Enviza CancerMPact (2023), distribution by line of therapy is based on the incident, drug-treated population.

*This data reflects abstract data published at ICML on June 15, 2025 followed by a poster on June 18, 2025 based on the same data cutoff of February 10, 2025

Note: No head-to-head trials have been conducted among the results shown. Comparing the results from different trials may be unreliable due to different protocol designs, trial design, patient selection and populations, number of patients, trial endpoints, trial objectives and other parameters that may not be the same between trials.

19

20 ZYNLONTA + Rituximab Phase 2 IIT Data Show 84% CR Rate in r/r FL U.S. 5 - year Pre v ale n c e 1 ~21k 2L+ FL patients Key: 1L 2L 3L+ 2L+ FL Patient Population → Estimated 6k 2L+ FL patients are drug - treated in the US annually 1 , of which ~20% relapse within the first 24 months of frontline therapy (POD24) and are characterized by an unfavorable prognosis 2 FDA Approved & NCCN Preferred 2L+ Regimens ^Data do not include all FL FDA approved or NCCN regimens (including R - mono, Obin - mono, Len - mono, B - R, R/Obin - CHOP, or R/Obin - CVP) 1. Cerner Enviza CancerMPact (2023), distribution by line of therapy is based on the incident, drug - treated population; 2. Casulo et al., J Clin Oncol (2015), Casulo et al., Blood (2022); 3. AUGMENT study (randomized ph 3 of R 2 vs. R; total n = 358, total FL n = 295, R 2 FL n = 147, R mono FL n = 148) – Best Response; 4. GADOLIN study (randomized ph3 of B + O vs. B; total n = 396, total FL n= 321, B+O FL n = 155) – Best Response in Label; 5. GO29781 study (single - arm, ph 1/2, n = 90); 6. EPCORE NHL - 1 (single - arm, ph 1/2, n = 128); 7. ELARA (single - arm, ph 2, n = 98); 8. ZUMA - 5 (single - arm, ph 2, FL n = 123); 9. TRANSCEND - FL (single - arm, ph 2, FL n = 114); 10. Alderuccio, Lancet Haem (2024); 11. Alderuccio, Updated efficacy data shared at 22nd iwNHL September 26 - 28, 2025; 12. Sehn, Tafasitamab plus Lenalidomide and Rituximab for Relapse/refractory Follicular Lymphoma: Results from the Phase 3 InMind Study, ASH 2024 Note: No head - to - head trials have been conducted among the results shown. Comparing the results from different trials may be unreliable due to different protocol designs, trial design, patient selection and populations, number of patients, trial endpoints, trial objectives and other parameters that may not be the same between trials. 16% Benda + Obin (2L+) 4 80 - 60 - 40 - 20 - 100 - 79% Axi - cel (3L+) 8 94% Liso - cel (3L+) 9 Tisa - cel (3L+) 7 69% 63% Epcoritamab (3L+) 6 0 - 85 - OR R CR 70 - 100 - 94% Axi - cel (3L+) 8 97% Liso - cel (3L+) 9 86% Tisa - cel (3L+) 7 82% Epcoritamab (3L+) 6 80% Mosunetuzumab (3L+) 5 60% Mosunetuzumab (3L+) 5 0 - 84% Tafa + R2 (2L+) 12 49% Tafa + R2 (2L+) 12 79% Benda + Obin (2L+) 4 Len + Rituximab (R2) (2L+) 3 80% University of Miami phase 2 IIT in 2L+ FL 22nd International Workshop on Non - Hodgkin Lymphoma (iwNHL) highlights 11 Next Steps → University of Miami actively expanding the trial by increasing target enrollment to 100 high - risk r/r FL patients and opening the study at additional US cancer research centers → ADCT plans to assess regulatory and updated compendia pathways as soon as sufficient data are available → n = 60 patients (55 patients evaluable for efficacy, as of Sept 10, 2025) 11 → Best ORR of 98.2%; CR rate of 83.6% → After median follow - up of 28 months, median PFS was not reached, and the 12 - month PFS was 93.9% → No new safety signals were observed and safety was consistent with the known profile of ZYNLONTA 11 → Based on the previously published presentation (n=39) 10 : → → → The most common TEAEs were hyperglycemia (n=17; 43.6%), increased alkaline phosphatase (n=16; 41%) and neutropenia, fatigue and increased aspartate aminotransferase and alanine aminotransferase (n=15; 38.5%) The most common grade ≥ 3 TEAE were lymphopenia (n=8; 20.5%) followed by neutropenia (n=5; 12.9%) No Grade 5 TEAEs occurred

ZYNLONTA U.S. Peak Revenue Potential of $600M-1B


ZYNLONTA
$600M-1B Peak Revenue in DLBCL & Indolent Lymphomas
LOTIS-7
LOTIS-5
CURRENT INDICATION
2L+ ZYNLONTA plus bispecific
$500M-800M
2L+ ZYNLONTA plus rituximab
$200M-300M*
3L+
Monotherapy
2L+ Indolent lymphomas
$100M-200M

Peak revenue projection assumes both compendia listing and regulatory approval

Note: ZYNLONTA Monotherapy is FDA approved under accelerated approval; other potential indications in development
**Based on quantitative market research study of 150 physicians*
Note: The Company does not promote ZYNLONTA for unapproved uses

21

22 N ot e: 1. IND enabling studies have typically averaged approximately 18 months (13 – 24 months) after selection of the candidate; NHP: Non - human primate. Developing Differentiated PSMA - Targeting ADC With a High Therapeutic Index A novel hydrophilic, highly stable, protease - cleavable linker conjugated to exatecan PSMA Enzymatic glycoprotein Target description Prostate cancer Tumor types of interest Exatecan Toxin Payload Novel, hydrophilic, protease cleavable Linker in vitro characterization in vivo efficacy NHP toxicology – Repeat - dose (Q3Wx2) Preclinical data IND - enabling Stage Company moving forward with IND - enabling activities and seeking research collaboration to advance

Delivering On Our Strategy

Upcoming Expected Milestones

	2H2025	1H2026	2H2026	1H2027
ZYNLONTA LOTIS-7	Share fuller/more mature data	Full enrollment 100 pts in recommended dose		Publication and potential LOTIS-7 compendia
	Engage regulatory agencies, evaluate compendia strategies			
ZYNLONTA LOTIS-5		Share topline results*		Potential confirmatory approval in 2L+ DLBCL
				Publication and potential LOTIS-5 compendia
INDOLENT LYMPHOMAS	Generate additional data and assess regulatory and compendia strategies			
				Publication and potential MZL compendia
PSMA	Potential completion of IND-enabling activities			
	Assess potential partner for PSMA			

*Company expects to provide updated data once the pre-specified number of PFS events is reached and data are available

23

24 Preliminary Results For the quarter ended September 30, 2025 * Assumes use of minimum liquidity amount required to be maintained under its loan agreement covenants; Note: Financials are preliminary and unaudited and reflect the Company’s estimated financial results. » Net product revenues from sales of ZYNLONTA expected to be approximately $15.8 million for the third quarter ended September 30, 2025 » Cash and cash equivalents of $234.7 million as of September 30, 2025

Thank You

Focused Pipeline with ZYNLONTA and PSMA-targeting ADC


Preclinical
Phase 1a
Phase 1b
Phase 2
Phase 3 / Confirmatory
ZYNLONTA | Targeting CD19
LOTIS-2 in 3L+ DLBCL
FDA approved (AA)
LOTIS-5 with rituximab in 2L+ NTE DLBCL
Confirmatory
LOTIS-7 with glofitamab in r/r NHL[1]
U of Miami IIT with rituximab in r/r FL
U of Miami IIT single agent in r/r MZL
Next-Gen ADC | Exatecan Payload with Novel Linker
PSMA

Anticipated milestones set forth in this chart are subject to further future adjustment. NTE: Non-Transplant Eligible. 1. DLBCL, FL, MZL AA: Accelerated Approval.

26

Both Lonca and Glofit Have Demonstrated Durable Complete Responses as Single Agents in Heavily Pretreated 3L+ Patients

LOTIS-2 (Lonca monotherapy) 2-Yr Follow-up Analysis[1]



Censored
Nearly 1/2 of CRs sustained for ≥1 year, and ~1/3 sustained for ≥2 years
Probability
CR
OR (CR + PR)
CR mDOR (n=36)
Not reached (NR)
OR mDOR (n=70)
13.4 Months
(95% CI: 6.9, NR)
Months
12
24
Median cycles received:
All responders: 5 (range: 1.0–26.0)
Complete responders: 8 (range: 1.0–26.0)
*Median follow-up, all patients: 7.8 mos (range: 0.3–42.6).
•Median follow-up, CR patients: 35 mos (range: 4.4–42.6).

LOTIS-5 Phase 3, the mDOR for CRs (50% CRR) has not been reached after 2 years of follow-up[2] (20-patient safety run-in)

Glofitamab (monotherapy) 3-Yr Follow-up Analysis[3]

	(N=155)*
CR rate, n (%) [95% CI]	62 (40) [32.2–48.2]
ORR, n (%) [95% CI]	80 (52) [43.5–59.7]
Median DoCR, months (95% CI)	29.8 (22.0–NE)
24-month DoCR, % (95% CI)	56.4 (42.9–69.8)
Ongoing CRs, n/N (%)	33/62 (53.2)
Median CR follow-up, months (range)	37.7 (0–51)



DoCR by IRC
All Patients
Censored
56.4%
Probability (%)
Time (months)

- Median time on study: 41.0 months (range: 0–52)

An estimated 56.4% of patients with a CR at any time remained in remission at 24 months

All responses in the table are based on the best overall response; *Intention-to-treat population; CI, confidence interval; NE, not estimable.

CRs remained durable following fixed-duration glofitamab treatment

- Pre-clinical studies point to complimentary mechanisms of action that elicit immune activation of T-cell mediated anti-tumor activity that may underlie the observed Lonca+Glofit anti-tumor efficacy overall (initial responses and durability of responses)
- Loncastuximab tesirine mechanism of action is immunogenic cell death via intracellular delivery to CD19 expressing tumor cells its pyrrolobenzodiazepine (PBD) warhead that exerts persistent covalent cross-linking of DNA that may contribute to the prolonged duration of CRs observed in LOTIS-2 monotherapy

1. LOTIS-2 2-yr analysis, 2. LOTIS-5 EHA abstract, 3. ASH 2024 oral presentation

27

28 LOTIS - 7 Clinical Trial: Rationale for Expansion of 150 µg/kg Early safety and efficacy data support the ongoing expansion of ZYNLONTA 150 µg/kg + glofitamab in 2L+ LBCL, which has been endorsed by the study DSMC* 150 µg/kg is the approved dose of ZYNLONTA for the treatment of adult patients with relapsed or refractory (r/r) LBCL after two or more lines of systemic therapy Safety – Manageable safety profile observed in 150 µg/kg and 120 µg/kg – Lower rate of CRS (any grade) observed at 150 µg/kg vs 120 µg/kg – No Gr 3 or higher CRS events observed in 150 µg/kg vs one Gr 3 CRS observed in 120 µg/kg Efficacy – Median time to CR in 150 µg/kg (42 days) is shorter compared to 120 µg/kg (80 days) Pharmacokinetics – Higher ZYNLONTA exposure during the first two cycles was associated with an increased predicted probability of objective response, as measured by CR at Week 6 and ORR ࠒ Model - predicted response probabilities were higher at 150 µg/kg compared to 120 µg/kg *DSMC, data safety monitoring committee ORR, overall response rate; CR, complete response; SD, stable disease; PR, partial remission; DLT, dose limiting toxicity; TEAE, treatment emergent adverse event; CRS, cytokine release syndrome; ICANS, Immune Effector Cell - Associated Neurotoxicity Syndrome. Data cutoff: 14Apr2025 Note: Data extracted from live clinical database. Data is subject to change.